Exhibit 1.1

Invesco Mortgage Capital Inc.

18,000,000 Shares of Common Stock

EQUITY DISTRIBUTION AGREEMENT

Dated: August 9, 2024

EXHIBITS

Exhibit A	–	Form of Placement Notice
Exhibit B	–	Authorized Individuals for Placement Notices and Acceptances
Exhibit C	–	Issuer Free Writing Prospectuses
Exhibit D	–	Compensation
Exhibit E-1	–	Form of Corporate Opinion of Company Corporate Counsel
Exhibit E-2	–	Form of Opinion of Company Maryland Counsel
Exhibit E-3	–	Form of Tax Opinion of Company Counsel
Exhibit F	–	Form of Opinion of Manager Counsel
Exhibit G	–	Officers’ Certificate
Exhibit H	–	Chief Financial Officer’s Certificate

i

Invesco Mortgage Capital Inc.

18,000,000 Shares of Common Stock

EQUITY DISTRIBUTION AGREEMENT

August 9, 2024

BTIG, LLC

65 East 55th Street

New York, New York 10022

Citizens JMP Securities, LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

JonesTrading Institutional Services LLC

325 Hudson St., 6th Floor

New York, NY 10013

Ladies and Gentlemen:

Each of Invesco Mortgage Capital Inc., a Maryland corporation (the “Company”), IAS Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), and Invesco Advisers, Inc., a Delaware corporation (the “Manager”), confirms its agreement (this “Agreement”) with BTIG, LLC, Citizens JMP Securities, LLC and JonesTrading Institutional Services LLC (together, the “Placement Agents”), as follows:

Section 1. Description of Securities.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Placement Agents, acting as agents and/or principals, up to 18,000,000 shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”); provided, however, that in no event shall the Company issue or sell through the Placement Agents such number or dollar amount of Securities that would (i) exceed the number or dollar amount of shares of Common Stock registered on the effective Registration Statement (as defined below) pursuant to which the offering is being made, (ii) exceed the number of authorized but unissued shares of Common Stock under the Company’s charter, (iii) exceed the number or dollar amount of shares of Common Stock permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable) or (iv) exceed the number or dollar amount of shares of Common Stock for which the Company has filed a Prospectus Supplement (as defined below). Notwithstanding anything to the contrary contained herein, except as set forth in a Placement Notice (as defined below) the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and the Placement Agents shall have no obligation in connection with such compliance. The issuance and sale of the Securities through the Placement Agents will be effected pursuant to the Registration Statement filed by the Company with the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to offer, sell or issue the Securities.

Pursuant to the Second Amended and Restated Agreement of Limited Partnership (the “OP Agreement”) of the Operating Partnership, upon receipt of the net proceeds of the sale of any and all Securities on each Settlement Date (as defined below), the Company will contribute such net proceeds to the Operating Partnership in exchange for a number of common units of partnership interest in the Operating Partnership (the “OP Units”) that is equivalent to the number of Securities sold hereunder (the “Company OP Units”).

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-262861), including a base prospectus, relating to, among other securities of the

Company, the Common Stock, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Registration Statement became automatically effective upon filing with the Commission on February 18, 2022, and Post-Effective Amendment No. 1 thereto, filed with the Commission on February 14, 2023, Post-Effective Amendment No. 2 thereto, filed with the Commission on February 23, 2023, and Post-Effective Amendment No. 3 thereto, filed with the Commission on April 6, 2023, were filed to convert the Registration Statement to the proper EDGAR submission type for a non-automatic shelf registration statement, as a result of the Company no longer qualifying as a well-known seasoned issuer. Post-Effective Amendment No. 3 became effective under the Securities Act on April 11, 2023, and includes the Company’s base prospectus, dated April 6, 2023. The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to each Placement Agent, for use by such Placement Agent, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, or any substitute registration statement that may be filed to continue the registration of the Securities when it becomes effective, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. Any reference herein to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be. Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”); all references in this Agreement to any Issuer Free Writing Prospectus (as defined below) (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433 under the Securities Act, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR.

Unless otherwise specified, a reference to a “rule” in this Agreement is to the indicated rule under the Securities Act.

Section 2. Placements.

Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify the Placement Agents by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the maximum number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made by the applicable Placement Agent and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Placement Agents set forth on Exhibit B, as such Exhibit B may be amended from time to time. If a Placement Agent wishes to accept such proposed terms included in the Placement Notice (which such Placement Agent may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, such Placement Agent will, prior to 8:30 a.m., Eastern Time, on the Business Day (as defined below) following the Business Day on which such Placement

Notice is delivered to such Placement Agent, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Placement Agents set forth on Exhibit B setting forth such acceptance or, in the alternative, such other terms that such Placement Agent is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or any Placement Agent until the Company delivers to the applicable Placement Agent an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Placement Agents set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of each Placement Agent’s acceptance of the terms of the Placement Notice or upon receipt by the Placement Agents of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities have been sold, (ii) the Company terminates the Placement Notice in writing (including via email) at any time and in its sole discretion, (iii) the Company issues a subsequent Placement Notice with parameters expressly superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 12 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to each Placement Agent in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit D. It is expressly acknowledged and agreed that neither the Company nor any Placement Agent will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Placement Agents and either (i) the applicable Placement Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control. The term “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

Section 3. Sale of Placement Securities by the Placement Agents.

Subject to the provisions of Section 6(a), the Placement Agents, for the period specified in the Placement Notice, will use commercially reasonable efforts consistent with their respective normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the New York Stock Exchange (the “NYSE”) to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each Placement Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which such Placement Agent has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to such Placement Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by such Placement Agent (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Placement Agents may sell Placement Securities by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker. If specified in a Placement Notice (as amended by the corresponding Acceptance, if applicable), the Placement Agents may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions or block trades. For the purposes hereof, “Trading Day” means any day on which Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted and during which there has been no market disruption of, unscheduled closing of or suspension of trading on such principal market.

Section 4. Suspension of Sales.

The Company or the Placement Agents may, upon notice to the other parties in writing (including by email correspondence to each of the individuals of the other parties set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other parties set forth on Exhibit B), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair the other parties’ obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. The parties agree that no such notice under this Section 4 shall be effective against the other parties unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.

Section 5. Representations and Warranties.

(a) Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent and warrant to, and agree with, the Placement Agents as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(a)(15) of this Agreement and as of the time of each sale of any Securities pursuant to this Agreement (the “Applicable Time”), or in the case of representations and warranties that are made as of a specified date, as of such specified date, as follows:

(1) Compliance with Securities Act Requirements. The Securities have been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement is effective under the Securities Act, or, with respect to any registration statement to be filed to register the offer and sale of the Securities pursuant to Rule 462(b) under the Securities Act, including the documents incorporated by reference therein and including any information contained in a Prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, or any subsequent registration statement on Form S-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company to cover any Securities is herein called (a “Rule 462(b) Registration Statement”), will be filed with the Commission and become effective under the Securities Act no later than 10:00 p.m., Eastern Time, on the date of determination of the public offering price for the Securities, and no stop order preventing or suspending the use of any base prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information with respect to such Registration Statement has been complied with.

At the respective times the Registration Statement became or becomes effective and as of the date hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act, and the conditions for the use of Form S-3, as set forth in the General Instructions thereto, have been complied with and the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415(a)(1)(x) under the Securities Act (including without limitation, Rule 415(a)(5)). The Registration Statement, as of the date hereof and each effective date with respect thereto, and as of each Representation Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and each Settlement Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, at the time the Prospectus was issued and at each Settlement Date, complied and will comply in all material respects with the requirements of the Securities Act.

The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by the Placement Agents expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 10(a) hereof.

The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments thereto, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 under the Securities Act and the Prospectus and any amendments or supplements thereto delivered and to be delivered to each Placement Agent (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) under the Securities Act whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit C hereto, in each case, in the form furnished (electronically or otherwise) to the Placement Agents for use in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus relating to the Securities, if any, as of its issue date and as of each Applicable Time and Settlement Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified; each Issuer Free Writing Prospectus, as supplemented by and taken together with the Prospectus, as of the Applicable Time and Settlement Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any issuer free writing prospectus based upon and in conformity with written information furnished to the Company by the Placement Agents specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 10(a) hereof.

Each document incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply when filed in all material respects with the requirements of the Exchange Act.

(2) [Reserved].

(3) Ineligible Issuer Status. (A) At the earliest time after the initial filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(4) Incorporated Documents. The documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission or became effective, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(5) Permitted Free Writing Prospectuses. Except for the Issuer Free Writing Prospectuses identified in Exhibit C hereto, the Company has not prepared, used or referred to, and will not, without the prior consent of the Placement Agents or upon advice of counsel that failure to do so could result in a violation of applicable securities laws, prepare, use or refer to, any free writing prospectus in connection with any Placement.

(6) Good Standing of the Company and the Operating Partnership. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and any Issuer Free Writing Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Prospectus and any Issuer Free Writing Prospectus; and the Operating Partnership is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

(7) Subsidiaries. Each subsidiary of each of the Company and the Operating Partnership has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and any Issuer Free Writing Prospectus; and each subsidiary of each of the Company and the Operating Partnership is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary of each of the Company and the Operating Partnership has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by each of the Company and the Operating Partnership, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(8) The Securities. The Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth or incorporated by reference in the Prospectus and any Issuer Free Writing Prospectus; all outstanding shares of capital stock of the Company are and, when the Securities have been delivered and paid for in accordance with this Agreement on the any Settlement Date have been delivered and paid for in accordance with this Agreement on the applicable Settlement Date, such Securities will be validly issued, fully paid, and nonassessable, will conform to the information in the Prospectus and any Issuer Free Writing Prospectus and to the description of such Securities contained in the Prospectus and any Issuer Free Writing Prospectus; the Common Stock conforms to the description thereof in the Prospectus and any Issuer Free Writing Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder. Except as disclosed in the Prospectus, there are no outstanding (a) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (b) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (c) obligations of the Company to issue or sell any shares of capital stock, partnership interests or membership interests, as applicable, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

(9) OP Units. The Company OP Units and all outstanding OP Units have been duly authorized; all outstanding OP Units are, and, when the Company OP Units have been delivered and paid for in accordance with the OP Agreement, the Company OP Units will be validly issued and will conform to the information in the Prospectus and any Issuer Free Writing Prospectus and to the description of such Company OP Units contained in the Prospectus and any Issuer Free Writing Prospectus; all outstanding OP Units have been, and all Company OP Units will be issued and sold in compliance with all applicable federal and state securities laws.

(10) Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person any rights to have any securities of the Company or any of its subsidiaries registered under the Securities Act for resale by such person.

(11) No Finder’s Fee. Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company or any of its affiliates, including, but not limited to, the Manager and IVR Limited Partner LLC, a Delaware company (“IVR Limited”), or any of their respective direct or indirect subsidiaries, and any person that would give rise to a valid claim against the Company, such affiliate or any Placement Agent for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(12) Listing. The Company will apply to have the Securities listed on the NYSE as soon as practicable after the execution of this Agreement.

(13) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement or the OP Agreement in connection with the offering, issuance and sale of the Securities or the issuance and sale of the Company OP Units by the Operating Partnership, except such as have been obtained, or made and such as may be required under state securities laws.

(14) Title to Property. Except as disclosed in the Prospectus, the Company, the Operating Partnership and their respective subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the Prospectus, the Company, the Operating Partnership and their respective subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(15) Absence of Defaults and Conflicts Resulting from Transaction. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement and the OP Agreement in connection with the offering, including the issuance and sale of the Securities and the issuance and sale of the Company OP Units by the Operating Partnership will not constitute a default or, to the extent applicable, a Debt Repayment Triggering Event (as defined below) under, result in a violation of any of the terms and provisions of, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of their respective subsidiaries pursuant to, (A) the Organizational Documents of the Company, the Operating Partnership or any of their respective subsidiaries, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any of their respective subsidiaries or any of their properties, or (C) any agreement or instrument to which the Company, the Operating Partnership or any of their respective subsidiaries is a party or by which the Company, the Operating Partnership or any of their respective subsidiaries is bound or to which any of the properties of the Company, the Operating Partnership or any of their respective subsidiaries is subject, except, in the case of clauses (B) and (C) only, such defaults, violations, liens, charges or encumbrances that would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Operating Partnership and their respective subsidiaries taken as a whole (“Material Adverse Effect”); a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any of their respective subsidiaries; the term “Organizational Documents” as used herein means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational documents and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; and (d) in the case of any other entity, the organizational and governing documents of such entity.

(16) Absence of Existing Defaults and Conflicts. Neither the Company, the Operating Partnership nor any of their respective subsidiaries is in violation of its Organizational Documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(17) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(18) Authorization and Enforceability of Management Agreement and OP Agreement. The Management Agreement, dated July 1, 2009, as amended by the Amendment to Management Agreement, dated May 24, 2011, the Second Amendment to Management Agreement, dated July 1, 2015, and the Third Amendment to Management Agreement, dated November 6, 2019 (as so amended, the “Management Agreement”), in each case by and among the Company, the Operating Partnership, IAS Asset I LLC and the Manager has been duly authorized, executed and delivered by each of the Company and the Operating Partnership and constitutes a valid and binding agreement of each of the Company and the Operating Partnership enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles; and the OP Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(19) Possession of Licenses and Permits. The Company, the Operating Partnership and their respective subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Prospectus and any Issuer Free Writing Prospectus to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company, the Operating Partnership or any of their respective subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(20) Absence of Labor Dispute. No labor dispute exists between any officers or other key persons of the Company or the Manager named in the Prospectus and any Issuer Free Writing Prospectus (each, a “Company-Focused Professional”) on the one hand and the employer of each such individual on the other hand nor, to the knowledge of the Company, is such a labor dispute imminent that could have a Material Adverse Effect.

(21) Employment; Noncompetition; Nondisclosure. Neither the Company nor, to the best of the Company’s knowledge, any employer of any Company-Focused Professional has been notified that any such Company-Focused Professional plans to terminate his or her employment with his or her employer. Neither the Company nor, to the best of the Company’s knowledge, any Company-Focused Professional is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Prospectus and any Issuer Free Writing Prospectus.

(22) Accurate Disclosure. The statements included or incorporated by reference in the Prospectus under the headings “Description of Capital Stock”, “Certain Provisions of The Maryland General Corporation Law and Our Charter and Bylaws,” “U.S. Federal Income Tax Considerations,” “Plan of Distribution,” “Certain Relationships and Related Transactions,” and Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2023, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects and present the information required to be shown.

(23) Absence of Manipulation. None of the Company, the Operating Partnership, the Manager or their respective subsidiaries or, to the Company’s knowledge, any affiliates of the Company, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(24) Invesco-Related Data. Any financial or other data regarding Invesco, Ltd., a Bermuda company (“Invesco”) and its direct and indirect subsidiaries, including but not limited to, the Manager that is included or incorporated by reference in a Registration Statement, a Prospectus or any Issuer Free Writing Prospectus is derived from Invesco’s accounting or other applicable records and is accurate in all material respects.

(25) Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in a Registration Statement, a Prospectus or any Issuer Free Writing Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(26) Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“US GAAP”) and to maintain accountability for assets; (C) receipts and expenditures are being made only in accordance with management’s general or specific authorization; (D) access to assets is permitted only in accordance with management’s general or specific authorization; and (E) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus, in the last three years, there has been (1) no material weakness in the Company’s “internal control over financial reporting” (as defined in Rule 13a-15 under the Exchange Act), whether or not remediated, and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its subsidiaries maintain “disclosure controls and procedures” (as defined in Rule 13a-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and all rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect and which the Company is required to comply with as of the effective date of the Registration Statement and the date of the Prospectus Supplement.

(27) Litigation. Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, the Operating Partnership or any of their respective subsidiaries that, if determined adversely to the Company, the Operating Partnership or any of their respective subsidiaries or assets, would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Operating Partnership to perform their respective obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company or the Operating Partnership’s knowledge, contemplated.

(28) Financial Statements. The financial statements included in each Registration Statement, the Prospectus and any Issuer Free Writing Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with US GAAP applied on a consistent basis and the schedules included or incorporated by reference in each Registration Statement present fairly the information required to be stated therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in each Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(29) No Material Adverse Change in Business. Except as disclosed in the Prospectus, since the end of the period covered by the latest audited financial statements included or incorporated by reference in the Prospectus (A) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Operating Partnership and their respective subsidiaries, taken as a whole that is material and adverse, (B) except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company or the Operating partnership on any class of the Company’s capital stock or any OP Units, respectively, and (C) except as disclosed in or contemplated by the Prospectus, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company, the Operating Partnership or their respective subsidiaries.

(30) Investment Company Act. Neither the Company nor the Operating Partnership is an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), or an entity controlled by an investment company. After giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, neither the Company nor the Operating Partnership is an investment company or an entity controlled by an investment company.

(31) Indebtedness. None of the Company, the Operating Partnership or any of their direct or indirect subsidiaries has any material indebtedness as of the date of this Agreement nor will any of the Company, the Operating Partnership or any of their direct or indirect subsidiaries have any material indebtedness immediately prior to the sale of the Securities on any Settlement Date, in each case except as disclosed in the Prospectus.

(32) Insurance. The Company, the Operating Partnership and each of their respective subsidiaries is insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company, the Operating Partnership or any of their respective subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; none of the Company, the Operating Partnership or any of their respective subsidiaries has been refused any insurance coverage sought or applied for; and the Company has obtained directors’ and officers’ insurance in such amounts as is customary for companies engaged in the type of business conducted by the Company.

(33) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner, and all such tax returns are correct and complete in all material respects, and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings.

(34) Real Estate Investment Trust. The Company has made a timely election to be subject to tax as a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the United States Internal Revenue Code of 1986, as amended (“Code”) for its taxable year ended December 31, 2009, and such election has remained in effect and will continue to remain in effect with respect to each subsequent taxable year of the Company (unless the Board of Directors of the Company determines that it is no longer in the best interests of the Company and its stockholders to elect to be subject to taxation as a REIT). The Company has filed returns as a REIT for each taxable year ended December 31, 2009 through 2022 and will file as a REIT for each of its subsequent taxable years (unless the Board of Directors of the Company determines that it is no longer in the best interests of the Company and its stockholders to elect to be subject to taxation as a REIT). Commencing with its taxable year ended December 31, 2009, the Company has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s actual and proposed method of operation as set forth in each Registration Statement, the Prospectus and any Issuer Free Writing Prospectus does and will enable it to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Prospectus and any Issuer Free Writing Prospectus are true, complete and correct in all material respects.

(35) Description of Organization and Method of Operation. The description of the Company’s organization and actual and proposed method of operation and its qualification and taxation as a REIT set forth or incorporated by reference in each Registration Statement, the Prospectus and any Issuer Free Writing Prospectus is accurate and presents fairly the matters referred to therein; the Company’s operating policies, investment guidelines and operating policies described in each Registration Statement, the Prospectus and any Issuer Free Writing Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business.

(36) Anti-Corruption. None of the Company, the Operating Partnership or their respective subsidiaries, nor any director, officer or to the Company’s knowledge, employee of the Company, the Operating Partnership or their respective subsidiaries, nor, to the Company’s knowledge, any Company-Focused Professional (not covered by the first part of this sentence), any other agent or representative of the Company, the Operating Partnership or their respective subsidiaries, or to the Company’s knowledge, any affiliate of the Company, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company, the Operating Partnership and their respective subsidiaries and, to the Company’s knowledge, affiliates of the Company, have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws.

(37) Anti-Money Laundering. The operations of the Company, the Operating Partnership and their respective subsidiaries and, to the Company’s knowledge, affiliates of the Company, are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company, the Operating Partnership or any of their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding (including any inquiries or investigations by any court or governmental agency, authority or body, domestic or foreign, or any arbitrator) with respect to the Anti-Money Laundering Laws is pending or, to the Company’s or the Operating Partnership’s knowledge, threatened or contemplated.

(38) OFAC Sanctions.

(i) None of the Company, the Operating Partnership or any of their respective subsidiaries (collectively, the “Entity”) nor any director, officer or employee thereof, nor, to the Entity’s knowledge, any agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC), the United Nations Security Council (UN), the European Union (EU), Her Majesty’s Treasury (UK HMT) or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Entity will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Entity has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(39) Prior Sales of Securities. Except as disclosed in the Prospectus, the Company has not sold, issued or distributed any Securities or any securities convertible into or exchangeable for, or that represent rights to receive, the Securities or securities substantially similar to the Securities during the six-month period preceding the date hereof.

(40) Proprietary Trading by the Placement Agents. The Company acknowledges and agrees that the Placement Agents may, to the extent permitted under the Securities Act and the Exchange Act (including, without limitation, Regulation M promulgated thereunder), purchase and sell shares of Common Stock for their own accounts and for the accounts of their respective clients while this Agreement is in effect, including, without limitation, purchases and sales for the accounts of their respective clients or in connection with their respective market-making activities at the same time any Placement Notice is in effect or any sale of Shares occur pursuant to this Agreement; provided that the Placement Agents acknowledge and agree that any such transactions are not being, and shall not be deemed to have been, undertaken at the request or direction of, or for the account of, the Company, and that the Company has and shall have no control over any decision by the Placement Agents and their respective affiliates to enter into any such transactions.

(b) Representations and Warranties of the Manager. The Manager represents and warrants to, and agrees with, the Placement Agents as of the date hereof and as of each Representation Date on which a certificate is required to be delivered pursuant to Section 7(a)(15) of this Agreement and as of the Applicable Time, as follows:

(1) Manager-Related Disclosure. Any financial or other data regarding the Manager and/or its subsidiaries that is included or incorporated by reference in a Registration Statement, the Prospectus and any Issuer Free Writing Prospectus is derived from the Manager’s accounting or other applicable records and is accurate in all material respects.

(2) Good Standing of the Manager. The Manager has been duly organized and is existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Manager is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

(3) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Manager or any of its subsidiaries pursuant to, (A) the Organizational Documents of the Manager or any of its subsidiaries, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Manager or any of its subsidiaries or any of their properties, or (C) any agreement or instrument to which the Manager or any of its subsidiaries is a party or by which the Manager or any of its subsidiaries is bound or to which any of the properties of the Manager or any of its subsidiaries is subject except, in the case of clauses (B) and (C) only, such defaults, violations, liens, changes or encumbrances that would neither, individually or in the aggregate, result in a Material Adverse Effect nor impair the ability of the Manager to perform its obligations under this Agreement or the Management Agreement.

(4) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Manager.

(5) Authorization and Enforceability of Management Agreement. The Management Agreement has been duly authorized, executed and delivered by the Manager and constitutes valid and binding agreement of the Manager enforceable against the Manager in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(6) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the Manager to perform its obligations under this Agreement.

(7) Possession of Licenses and Permits. The Manager and its subsidiaries possess, and are in compliance with the terms of, all adequate Licenses necessary or material to the conduct of the business of the Manager with respect to the Company now conducted or proposed in the Prospectus and any Issuer Free Writing Prospectus to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Manager or any of its respective subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(8) No Material Adverse Change in Business. Except as disclosed in the Prospectus, there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Manager and its subsidiaries, taken as a whole, that is material and adverse to the Company or that would prevent the Manager from carrying out its obligations under this Agreement or the Management Agreement.

(9) Employment; Noncompetition; Nondisclosure. The Manager has not been notified that any officers or other key persons of the Manager named in the Prospectus and any Issuer Free Writing Prospectus, or a significant number of members of the Manager’s mortgage investment team plans to terminate his or her employment with the Manager. Neither the Manager nor, to the best of the Manager’s knowledge, any officers or other key persons of the Manager named in the Prospectus and any Issuer Free Writing Prospectus is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Prospectus and any Issuer Free Writing Prospectus.

(10) Absence of Manipulation. The Manager has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(11) Litigation. There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Manager or any of its subsidiaries or any of their respective properties that, if determined adversely to the Manager or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Manager to perform its obligations under this Agreement or the Management Agreement; and, to the Manager’s knowledge, no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or contemplated.

(12) Investment Advisers Act. The Manager is registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and the Manager is not prohibited by the Investment Advisers Act, or the rules and regulations thereunder, from performing its obligations under the Management Agreement as described in the Registration Statement, and the Prospectus.

(13) Internal Controls. The Manager maintains a system of internal controls in place sufficient to provide reasonable assurance that (A) the transactions that may be effectuated by the Manager under the Management Agreement are executed in accordance with its management’s general or specific authorization and (B) access to the Company’s assets is permitted only in accordance with the internal polices, controls and procedures of the Manager.

(14) Compliance. The Manager is in compliance with all applicable federal, state, local and foreign laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except where the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) Certificates. Any certificate signed by any officer of the Company, the Operating Partnership or the Manager delivered to the Placement Agents or to counsel for the Placement Agents pursuant to the terms or provisions of this Agreement shall be deemed a representation and warranty by the Company, the Operating Partnership or the Manager, as applicable, to the Placement Agents as to the matters covered thereby.

Section 6. Sale and Delivery to the Placement Agents; Settlement.

(a) Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the applicable Placement Agent’s acceptance of the terms of a Placement Notice or upon receipt by the applicable Placement Agent of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, each Placement Agent, for the period specified for sales by such Placement Agent in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that any Placement Agent will be successful in selling Placement Securities, (ii) no Placement Agent will incur any liability or obligation to the Company or any other person or entity if such Placement Agent does not sell Placement Securities for any reason other than a failure by such Placement Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6, and (iii) no Placement Agent shall be under an obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by such Placement Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b) Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Securities will occur on the first (1st) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by such Placement Agent at which such Placement Securities were sold, after deduction for (i) such Placement Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof and (ii) any other amounts due and payable by the Company to such Placement Agent hereunder pursuant to Section 8(a) hereof; provided such amounts are detailed and itemized in a written statement delivered to the Company at least one Business Day prior to the Settlement Date.

(c) Delivery of Placement Securities. On or before each Settlement Date, concurrently with the receipt by the Company of the Net Proceeds due to the Company in respect of such Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting such Placement Agent’s or its designee’s account (provided such Placement Agent shall have given the Company written notice of such designee at least one Business Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, such Placement Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults on its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that, in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold such Placement Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to such Placement Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d) Denominations; Registration. If requested by a Placement Agent at least two Business Days prior to the Settlement Date, then in lieu of electronic transfer, certificates for the Securities shall be issued in such denominations and registered in such names as such Placement Agent shall have specified in such request. The certificates for the Securities will be made available for examination and packaging by such Placement Agent in The City of New York not later than 12:00 p.m. (New York time) on the Business Day prior to the Settlement Date.

(e) Limitation on Number of Placement Agents. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Securities by the Company shall be effected only by or through one Placement Agent designated by the Company in the Placement Notice for the period of time specified in such Placement Notice or until the Placement Notice with respect to such Placement Agent is terminated in accordance with Section 2.

Section 7. Covenants of the Company and the Manager.

(a) The Company covenants with the Placement Agents as follows:

(1) Registration Statement Amendment. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by the Placement Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify the Placement Agents promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed with the Commission, other than documents incorporated by reference, and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) unless otherwise advised by the Company’s legal counsel, the Company will prepare and file with the Commission, promptly upon the Placement Agents’ request, any amendments or supplements to the Registration Statement or Prospectus that, in the Placement Agents’ reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by the Placement Agents (provided, however, that the failure of the Placement Agents to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Placement Agents’ right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless (A) a copy thereof has been submitted to the Placement Agents within a reasonable period of time before the filing and the Placement Agents have not reasonably objected thereto or (B) the Company has been advised by legal counsel that a failure to do so could result in a violation of applicable securities laws (provided, however, that the failure of the Placement Agents to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Placement Agents’ right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to the Placement Agents at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(2) Notice of Commission Stop Orders. The Company will advise the Placement Agents, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction, of the loss or suspension of any exemption from any such qualification, of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(3) Delivery of Registration Statement and Prospectus. Except to the extent such documents have been publicly filed with the Commission pursuant to EDGAR, the Company will furnish to the Placement Agents and their counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case, as soon as reasonably practicable and in such quantities and at such locations as any Placement Agent may from time to time reasonably request.

(4) Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172 under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement together with the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which they were made, or if it shall be necessary at any such time to amend the Registration Statement together with the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Placement Agents to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement and the Prospectus comply with such requirements, and the Company will furnish to any Placement Agent such number of copies of such amendment or supplement as such Placement Agent may reasonably request. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus relating to the Securities that was not superseded or modified or included, includes or would include an untrue statement of a material fact or together with the Prospectus omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will promptly notify the Placement Agents to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(5) Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Placement Agents, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as any Placement Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement).

(6) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Placement Agents the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(7) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(8) Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by the Placement Agents under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.

(9) Filings with the NYSE. The Company will timely seek to file with the NYSE all material documents and notices required by the NYSE of companies that have securities traded on the NYSE.

(10) Reporting Requirements. The Company, during any period when the Prospectus relating to the Placement Securities is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(11) Notice of Other Sales. During the pendency of any Placement Notice (as amended by the corresponding Acceptance, if applicable) given hereunder, the Company shall provide the Placement Agents notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of restricted stock, Common Stock, options to purchase Common Stock, or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan or direct stock purchase plan that the Company has in effect or may adopt from time to time, provided the implementation of such new plan is disclosed to the Placement Agents in advance, or (iv) the issuance of Common Stock upon the exercise of any outstanding security of the Company convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided further that such notice shall not be required if such information has been filed or furnished on EDGAR or has otherwise been publicly disclosed in advance of such offer, contract, sale, grant or other disposal.

(12) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise the Placement Agents promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Placement Agents pursuant to this Agreement during such fiscal quarter.

(13) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Placement Agents or their agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Placement Agents may reasonably request.

(14) Disclosure of Sales. The Company agrees that it will either (i) disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K the number of Placement Securities sold through the Placement Agents during the most recent fiscal quarter, the Net Proceeds to the Company and the compensation paid or payable by the Company to such Placement Agent with respect to such Placement Securities or (ii) (x) on or prior to the date of each such filing of its Annual and Quarterly Reports on Forms 10-K and 10-Q, file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will contain the information required by clause (i), and (y) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(15) Representation Dates; Certificate. On or prior to the date that the Securities are first sold pursuant to the terms of this Agreement and:

(i) each time the Company files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities (other than amendments or supplements that are filed solely to report sales of the Placement Securities pursuant to this Agreement) by means of a post-effective amendment, sticker, or supplement but, except as set forth in clauses (ii), (iii) and (iv) below, not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities;

(ii) each time the Company files an annual report on Form 10-K under the Exchange Act;

(iii) each time the Company files its quarterly reports on Form 10-Q under the Exchange Act; or

(iv) each time the Company files a report on Form 8-K containing amended financial information (other than an earnings release or to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”);

the Company shall furnish the Placement Agents with a certificate, in the form attached hereto as Exhibit G-1, within two (2) Trading Days after any Representation Date. The requirement to provide a certificate under this Section 7(a)(15) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the date the Company delivers a Placement Notice hereunder (which for such date shall be considered a Representation Date).

(16) Legal Opinions. Within two (2) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit G for which no waiver is applicable (excluding Representation Dates with regard to the time the Company files its Quarterly Reports on Form 10-Q and reports on Form 8-K), the Company shall use its commercially reasonable efforts to cause to be furnished to the Placement Agents (i) a written opinion of Alston & Bird LLP, counsel to the Company and the Operating Partnership (“Company Corporate Counsel”), or other counsel satisfactory to the Placement Agents, in form and substance reasonably satisfactory to the Placement Agents and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit E-1, (ii) a written opinion of Venable LLP, special counsel to the Company (“Company Maryland Counsel”), or other counsel satisfactory to the Placement Agents, in form and substance reasonably satisfactory to the Placement Agents and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit E-2, (iii) a written tax opinion of Alston & Bird LLP, counsel to the Company (“Company Tax Counsel”), or other counsel satisfactory to the Placement Agents, in form and substance reasonably satisfactory to the Placement Agents and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit E-3, and (iv) a written opinion of Alston & Bird LLP, counsel to the Manager (“Manager Counsel”), or other counsel satisfactory to the Placement Agents, in form and substance reasonably satisfactory to the Placement Agents and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit F. The Placement Agents covenant to use commercially reasonable efforts to cause to be furnished to themselves a written opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Placement Agents (“Counsel to the Placement Agents”), or other counsel satisfactory to the Placement Agents, in form and substance reasonably satisfactory to the Placement Agents, dated the date that the opinion is required to be delivered. In lieu of such opinions for subsequent Representation Dates, counsel may furnish the Placement Agents with a letter to the effect that the Placement Agents may rely on a prior opinion delivered under this Section 7(a)(16) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(17) Comfort Letter. Within two (2) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit G for which no waiver is applicable (excluding Representation Dates with regard to the time the Company files its Quarterly Reports on Form 10-Q and reports on Form 8-K), the Company shall use its commercially reasonable efforts to cause its independent accountants (and any other independent accountants whose report is included in the Prospectus) to furnish the Placement Agents letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance reasonably satisfactory to the Placement Agents, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(18) Chief Financial Officer’s Certificate. Within two (2) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit G for which no waiver is applicable (excluding Representation Dates with regard to the time the Company files its Quarterly Reports on Form 10-Q and reports on Form 8-K), the Company shall provide the Placement Agents with a certificate, in the form attached hereto as Exhibit H, dated the date of the Placement Notice.

(19) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Placement Agents; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act, including but not limited to purchases pursuant to a Rule 10b5-1 plan.

(20) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be required to register as, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(21) Securities Act and Exchange Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

(22) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Placement Agents in their capacity as principals or agents hereunder, or as deemed necessary by the Company to comply with applicable securities laws under advice of counsel, the Company (including its agents and representatives, other than the Placement Agents in their capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by the Placement Agents as principal or agent hereunder.

(23) Sarbanes-Oxley Act. The Company will use its commercially reasonable efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(24) Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the Placement Agents and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions of Regulation M under the Exchange Act have been satisfied in the judgment of each party.

(25) REIT Qualification. The Company will use its best efforts to enable the Company to meet the requirements to qualify as a REIT under the Code until the Board of Directors of the Company determines that it is no longer in the best interests of the Company to qualify as a REIT.

(b) The Manager covenants with the Placement Agents as follows:

(1) Market Activities. The Manager will not, and will cause its subsidiaries and affiliates over which the Manager exercises control not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(2) Manager Officers’ Certificate. On or prior to the date that the Securities are first sold pursuant to the terms of this Agreement and within two (2) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit G-2 for which no waiver is applicable, the Manager shall provide the Placement Agents with a certificate, dated the date of the Placement Notice, of the Chief Executive Officer and Senior Vice President of the Manager in which such officers shall state that: the representations and warranties of the Manager in this Agreement are true and correct; and the Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date of the Placement Notice.

Section 8. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Placement Agents of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities, if any, by the Company to the Placement Agents, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to the Placement Agents, (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company, (iv) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(a)(5) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Placement Agents in connection therewith and in connection with the preparation of the Blue Sky survey and any supplements thereto, if any, (v) the printing and delivery to the Placement Agents of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Placement Agents to investors, (vi) the fees and expenses of the transfer agent and registrar for the Securities, (vii) (A) all the filing fees incident to the review by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Securities, and (B) the reasonable fees and disbursements of counsel to the Placement Agents in connection with such review by FINRA, if any, in an amount not to exceed $5,000, and (viii) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE. The Placement Agents will pay all of the expenses it incurs that are incident to the performance of its obligations under this Agreement, other than those set forth in the preceding sentence.

Section 9. Conditions of the Placement Agents’ Obligations. The obligations of the Placement Agents hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company, the Operating Partnership and the Manager contained in this Agreement or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company, the Operating Partnership and the Manager of their covenants and other obligations hereunder, and to the following further conditions:

(a) Opinions of Company Corporate Counsel, Company Maryland Counsel, Company Tax Counsel, Manager Counsel and Counsel to the Placement Agents. In accordance with the provisions in Section 7(a)(16), the Company shall furnish to the Placement Agents the opinions on or before the date on which such delivery of such opinions are required pursuant to Section 7(a)(16), each addressed to the Placement Agents, of (i) Company Corporate Counsel, or other counsel satisfactory to the Placement Agents, in form and substance reasonably satisfactory to the Placement Agents and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit E-1; (ii) Company Maryland Counsel, or other counsel satisfactory to the Placement Agents, in form and substance reasonably satisfactory to the Placement Agents and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit E-2; (iii) Company Tax Counsel, or other counsel satisfactory to the Placement Agents, in form and substance reasonably satisfactory to the Placement Agents and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit E-3; (iv) Manager Counsel, or other counsel satisfactory to the Placement Agents, in form and substance reasonably satisfactory to the Placement Agents and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit F; and (v) Counsel to the Placement Agents, or other counsel satisfactory to the Placement Agents, in form and substance reasonably satisfactory to the Placement Agents dated the date that the opinion is required to be delivered.

(b) Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (as amended by the corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (as amended by the corresponding Acceptance, if applicable).

(c) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, and any Issuer Free Writing Prospectus (when read together with the Prospectus), it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) No Misstatement or Material Omission. The Placement Agents shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Placement Agents’ reasonable opinion is material, or omits to state a fact that in the Placement Agents’ opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(e) Material Changes. Except as disclosed in the Prospectus, there shall not have been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(f) Representation Certificate. The Placement Agents shall have received the certificate required to be delivered pursuant to Section 7(a)(15) on or before the date on which delivery of such certificate is required pursuant to Section 7(a)(15).

(g) Accountant’s Comfort Letter. The Placement Agents shall have received the Comfort Letter required to be delivered pursuant Section 7(a)(17) on or before the date on which such delivery of such opinion is required pursuant to Section 7(a)(17).

(h) Chief Financial Officer’s Certificate. The Placement Agents shall have received the certificate required to be delivered pursuant Section 7(a)(18) on or before the date on which such delivery of such opinion is required pursuant to Section 7(a)(18).

(i) Manager Officers’ Certificate. The Placement Agents shall have received the certificate required to be delivered pursuant Section 7(b)(2) on or before the date on which such delivery of such opinion is required pursuant to Section 7(b)(2).

(j) Approval for Listing. The Placement Securities shall either have been (i) approved for listing on the NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on the NYSE at, or prior to, the issuance of any Placement Notice.

(k) No Suspension. Trading in the Securities shall not have been suspended on the NYSE.

(l) Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(a)(15), counsel for the Placement Agents shall have been furnished with such documents as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(m) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 under the Securities Act.

(n) Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Placement Agents by notice to the Company, and such termination shall be without liability of any party to any other party except that, in the case of any termination of this Agreement pursuant to this Section 9(n), Sections 5, 8, 10, 11, 16 and 19 hereof shall survive such termination and remain in full force and effect.

(o) Recognition of the U.S. Special Resolution Regimes. (i) In the event that any Placement Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Placement Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. (ii) In the event that any Placement Agent that is a Covered Entity or a BHC Act Affiliate of such Placement Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Placement Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 9:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 10. Indemnity and Contribution by the Company, the Operating Partnership and the Placement Agents.

(a) Indemnification by the Company and the Operating Partnership. Each of the Company and the Operating Partnership agrees to indemnify, defend and hold harmless each Placement Agent and any person who controls such Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, such Placement Agent or any controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission or the Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include the Prospectus as of its date and as amended or supplemented by the Company), (2) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (3) any omission or alleged omission from any such Issuer Free Writing Prospectus or Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except, in the case of each of clauses (1), (2) and (3), insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading, in each such case, made in reliance upon and in conformity with information relating to such Placement Agent and furnished in writing by such Placement Agent to the Company expressly stating that such information is intended for inclusion in any document described in clause (a)(1) above. The statements set forth in the first sentence of the eighth paragraph under the caption “Plan of Distribution” in the Prospectus Supplement (to the extent such statements relate to such Placement Agent) constitute the only information furnished by or on behalf of such Placement Agent to the Company for the purposes of Sections 5(a)(1) and 5(a)(4) and this Section 10. The indemnity agreement set forth in this Section 10(a) shall be in addition to any liability which the Company and the Operating Partnership may otherwise have. If any action is brought against such Placement Agent or any controlling person in respect of which indemnity may be sought against the Company or the Operating Partnership pursuant to the foregoing paragraph of this Section 10(a), such Placement Agent shall promptly notify the Company, as the case may be, in writing of the institution of such action (enclosing a copy of all papers served), and the Company, as the case may be, shall if it so elects, assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company, as the case may be, will not relieve the Company or the Operating Partnership of any obligation hereunder, except to the extent that their ability to defend is materially prejudiced by such failure or delay. Such Placement Agent or such controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Placement Agent or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company or the Operating Partnership, as the case may be, in connection with the defense of such action, or the Company and the Operating Partnership shall not have employed counsel reasonably satisfactory to such Placement Agent or such controlling person, as the case maybe, to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company or the Operating Partnership (in which case the Company and the Operating Partnership shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and the Operating Partnership and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for such Placement Agent or such controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, neither the Company nor the Operating Partnership shall be liable for any settlement of any such claim or action effected without its consent.

(b) Indemnification by the Placement Agents. Each Placement Agent, severally and not jointly, agrees to indemnify, defend and hold harmless the Company, the Operating Partnership, the Company’s directors, the Company’s officers that signed the Registration Statement, any person who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Operating Partnership or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, or the Prospectus, (2) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (3) any omission or alleged omission from any such Issuer Free Writing Prospectus or the Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Issuer Free Writing Prospectus or Prospectus in reliance upon and in conformity with information relating to such Placement Agent furnished in writing by such Placement Agent to the Company expressly stating that such information is intended for use in the Registration Statement (or any amendment thereto), the Issuer Free Writing Prospectus (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 10(b) shall be in addition to any liabilities that such Placement Agent may otherwise have.

If any action is brought against the Company, the Operating Partnership or any such person in respect of which indemnity may be sought against such Placement Agent pursuant to the foregoing paragraph, the Company, the Operating Partnership or such person shall promptly notify such Placement Agent in writing of the institution of such action (enclosing a copy of all papers served) and such Placement Agent shall if it so elects assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify such Placement Agent will not relieve such Placement Agent of any obligation hereunder, except to the extent that their ability to defend is materially prejudiced by such failure or delay. The Company, the Operating Partnership or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Operating Partnership or such person unless the employment of such counsel shall have been authorized in writing by such Placement Agent in connection with the defense of such action or such Placement Agent shall not have employed counsel reasonably satisfactory to the Company, the Operating Partnership or such person, as the case may be, to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to (in which case such Placement Agent shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Placement Agent and paid as incurred (it being understood, however, that such Placement Agent shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, such Placement Agent shall not be liable for any settlement of any such claim or action effected without its written consent.

(c) Contribution. If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 10 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and by the Placement

Agents, on the other hand, each from the offering of the Securities, or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Placement Agents, on the other hand in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership shall be deemed to be equal to the total net proceeds from the offering of the Securities (after underwriting discounts and commissions but before deducting the expenses described in Section 8) received by each of them and benefits received by each Placement Agent shall be deemed to be equal to the underwriting discounts and commissions received by such Placement Agent. The relative fault of the Company, of the Operating Partnership and of the Placement Agents shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, by the Operating Partnership or by the Placement Agents and the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. Subject to the limitations set forth in Sections 10(a) and 10(b) hereof, the amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(d) The Company, the Operating Partnership and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in clause (i) and, if applicable, clause (ii) of subsection (c) above. Notwithstanding the provisions of this Section 10, each Placement Agent shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Placement Agent and the liability of the Company and the Operating Partnership pursuant to this Section 10 shall not exceed the total net proceeds (after underwriting discounts and commissions but before deducting the expenses described in Section 8) received by the Company and the Operating Partnership in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The provisions of this Section shall not affect any agreement among the Company and the Placement Agents with respect to indemnification.

Section 11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Operating Partnership, the Manager or any of their respective subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Placement Agents or controlling person, or by or on behalf of the Company, the Operating Partnership or the Manager, and shall survive delivery of the Securities to the Placement Agents.

Section 12. Termination of Agreement.

(a) Termination; General. Each Placement Agent may terminate this Agreement as to itself, by written notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Placement Agent, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NASDAQ Stock Market LLC, the NYSE MKT or the NYSE has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Termination by the Company. The Company shall have the right, by giving one (1) day’s notice as hereinafter specified to terminate the provisions of this Agreement with respect to any Placement Agent in its sole discretion at any time after the date of this Agreement. Upon termination of this Agreement with respect to any Placement Agent pursuant to this Section 12(b), any outstanding Placement Notices with such Placement Agent (as amended by the corresponding Acceptance, if applicable) shall also be terminated.

(c) Termination by the Placement Agents. Each Placement Agent shall have the right, by giving one (1) day’s notice as hereinafter specified, to terminate the provisions of this Agreement as to itself in its sole discretion at any time after the date of this Agreement. Upon termination of the provisions of this Agreement as to such Placement Agent pursuant to this Section 12(c), any outstanding Placement Notices with such Placement Agent shall also be terminated.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Securities through the Placement Agents on the terms and subject to the conditions set forth herein.

(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Section 9(n) or Sections 12(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties.

(f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Placement Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g) Liabilities. If this Agreement is terminated pursuant to this Section 12, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 8, Section 10, Section 11, Section 16 and Section 19 hereof shall survive such termination and remain in full force and effect.

Section 13. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Placement Agents shall be directed, as applicable, to (i) BTIG, LLC, 65 East 55th Street, New York, New York 10022, Attn: Equity Capital Markets (BTIGUSATMTrading@btig.com), with a copy which shall not constitute notice to General Counsel (IBLegal@btig.com) and Chief Compliance Officer (BTIGcompliance@btig.com); (ii) Citizens JMP Securities, LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111, Facsimile: (415) 835-8985, Attention: Equity Securities; and/or (iii) JonesTrading Institutional Services LLC, 900 Island Park Drive, Suite 200, Daniel Island, South Carolina 29492, Attention: Burke Cook email (Burke@jonestrading.com), in each case, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001, Attention: David J. Goldschmidt, Esq., and notices to the Company, the Operating Partnership or the Manager shall be directed to it at the offices of the Company at 1331 Spring Street, Suite 2500, Atlanta, Georgia 30309, Attention: Tina Carew, with a copy to Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia 30309, Attention: Mark Kanaly.

Section 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Placement Agents, the Company, the Operating Partnership, the Manager and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Placement Agents, the Company, the Operating Partnership, the Manager and their respective successors and the controlling persons and officers and directors referred to in Section 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Placement Agents, the Company, the Operating Partnership, the Manager and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Placement Agents shall be deemed to be a successor by reason merely of such purchase.

Section 15. Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

Section 16. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW OR CONFLICTS OF LAW PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 17. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

Section 18. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of the Placement Agents or is acting under advice of counsel in order to comply with applicable securities laws, and the Placement Agents represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Placement Agents or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

Section 19. Absence of Fiduciary Relationship. Each of the Company, the Operating Partnership and the Manager acknowledges and agrees that:

(a) The Placement Agents are acting solely as agents and/or principals in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company, the Operating Partnership, the Manager or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Placement Agents, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Placement Agents have advised or are advising the Company, the Operating Partnership or the Manager on other matters, and the Placement Agents have no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) the public offering price of the Securities was not established by the Placement Agents; it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Placement Agents have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and have consulted their respective legal, accounting, regulatory and tax advisors to the extent such Placement Agent has deemed appropriate;

(d) it is aware that the Placement Agents and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, the Operating Partnership and the Manager and the Placement Agents have no obligation to disclose such interests and transactions to the Company, the Operating Partnership and the Manager by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) it waives, to the fullest extent permitted by law, any claims it may have against the Placement Agents for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Placement Agents shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, the Operating Partnership or the Manager, or any of their respective employees or creditors.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Placement Agents, the Company, the Operating Partnership and the Manager in accordance with its terms.

Very truly yours,

INVESCO MORTGAGE CAPITAL INC.

By:	/s/ John Anzalone
Name:	John Anzalone
Title:	CEO

IAS OPERATING PARTNERSHIP LP

By:	Invesco Mortgage Capital Inc.,
as its General Partner

By:	/s/ John Anzalone
Name:	John Anzalone
Title:	CEO

INVESCO ADVISERS, INC.

By:	/s/ Robert Rigsby
Name:	Robert Rigsby
Title:	Senior Vice President

CONFIRMED AND ACCEPTED, as of the date first above written:

BTIG, LLC

By:	/s/ Tosh Chandra
Name:	Tosh Chandra
Title:	Managing Director

CITIZENS JMP SECURITIES, LLC

By:	/s/ Jorge Solares-Parkurst
Name:	Jorge Solares-Parkurst
Title:	Managing Director

JONESTRADING INSTITUTIONAL
SERVICES LLC

By:	/s/ Burke Cook
Name:	Burke Cook
Title:	General Counsel

EXHIBIT A

FORM OF PLACEMENT NOTICE

From: [●]

Cc:  [●]

To:  [●]

Date: [●]

Subject: Equity Distribution — Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between Invesco Mortgage Capital Inc.(the “Company”), BTIG, LLC, Citizens JMP Securities, LLC and JonesTrading Institutional Services LLC (together, the “Placement Agents”) dated August 9, 2024 (the “Agreement”), I hereby request on behalf of the Company [insert name of applicable Placement Agent] sell up to [●] shares of the Company’s Common Stock, par value $0.01 per share, at a minimum market price of $[●] per share, beginning on [the date hereof] and ending on [insert end date] [such date in the future as notified in writing (including by email) by the Company].

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE MAXIMUM AGGREGATE OFFERING PRICE, THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MAXIMUM NUMBER OF SHARES THAT MAY BE SOLD ON ANY SINGLE DAY, THE MANNER IN WHICH SALES ARE TO BE MADE BY THE APPLICABLE PLACEMENT AGENT, AND/OR THE CAPACITY IN WHICH THE APPLICABLE PLACEMENT AGENT MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH)]

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EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

BTIG, LLC

Tosh Chandra – Managing Director, Investment Banking, tchandra@btig.com;

Carrie Taylor – Managing Director, Operations; ctaylor@btig.com

Stephen Nociti – Vice President, snociti@btig.com;

Equity Capital Markets BTIGUSATMTrading@btig.com;

Compliance BTIGcompliance@btig.com

Citizens JMP Securities, LLC

Aidan Whitehead – Managing Director, Trading, awhitehead@jmpsecurities.com

Jorge Solares-Parkhurst – Managing Director, Investment Banking, jsolares@jmpsecurities.com

Tyler Gallen – Vice President, Investment Banking, tgallen@jmpsecurities.com

Walter Conroy – EVP & Deputy General Counsel, walter.conroy@jmpsecurities.com

Compliance Department – compliance@jmpsecurities.com

JonesTrading Institutional Services LLC

Bryan Turley – Managing Director, bturley@jonestrading.com

Moe Cohen – Managing Director, moec@jonestrading.com

Ryan Loforte – Director, rloforte@jonestrading.com

Burke Cook – General Counsel, burke@jonestrading.com

Invesco Mortgage Capital Inc.

Name	Email
John Anzalone	John.Anzalone@invesco.com
David Lyle	David.Lyle@invesco.com
Kevin Collins	Kevin.Collins@invesco.com
R. Lee Phegley, Jr.	Lee.Phegley@invesco.com
Brian Norris	Brian.Norris@invesco.com
Tina M. Carew	Tina.Carew@invesco.com

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EXHIBIT C

ISSUER FREE WRITING PROSPECTUSES

None.

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EXHIBIT D

COMPENSATION

The Placement Agents shall be paid compensation of up to:

2% of the gross proceeds from the sales of Securities pursuant to the terms of this Agreement.

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EXHIBIT E-1

Form of Opinion of Company Corporate Counsel

1. The Operating Partnership is a limited partnership validly existing and in good standing under the laws of the State of Delaware. The Operating Partnership has the partnership power and authority to conduct its business and own, lease and operate its properties as described in the Prospectus and to enter into and perform its obligations under the Equity Distribution Agreement.

2. IAS Asset I LLC, a Delaware limited liability company, (“Asset I”), is validly existing and in good standing as a limited liability company under the laws of the jurisdiction of its formation, with limited liability company power and authority to conduct its business and own, lease, and operate its properties as described in the Prospectus.

3. Each of the Company, the Operating Partnership, and Asset I is duly qualified to do business as a foreign partnership, limited liability company, or corporation, as applicable, and is in good standing to do business in the jurisdictions set forth on Schedule B attached hereto.

4. The Company OP Units sold by the Operating Partnership to the Company in connection with the Company’s sale of the Securities (the “New Units”) have been duly authorized and, assuming the contribution by the Company to the Operating Partnership of the net proceeds of the sale of the Securities in exchange for the New Units, will be validly issued and fully paid. To our knowledge, (i) the OP Units (other than the New Units) have been duly authorized and validly issued and are fully paid, and (ii) the OP Units (other than the New Units and the OP Units owned by IVR Limited Partner LLC) are owned by the Company free from liens, encumbrances, and defects.

5. To our knowledge, all of the issued and outstanding limited liability company ownership interests of Asset I have been duly authorized and validly issued and are fully paid, and are owned by the Operating Partnership free from liens, encumbrances, and defects.

6. The Equity Distribution Agreement has been duly and validly authorized, executed and delivered by the Operating Partnership.

7. The Equity Distribution Agreement has been duly executed and delivered by the Company to the extent such execution and delivery is governed by the laws of the State of New York.

8. To our knowledge, except as disclosed in the Prospectus, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

9. Neither the Company nor the Operating Partnership is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, neither the Company nor the Operating Partnership will be, an “investment company” as defined in the Investment Company Act.

10. No authorization, approval, consent or order of any court or governmental authority or agency or filing therewith or, to our knowledge, any other entity is required to be made or obtained by the Company or the Operating Partnership in connection with the offering, issuance or sale of the Securities by the Company or issuance or sale of the New Units by the Operating Partnership, except for authorizations, approvals, consents or orders that have been received prior to the date hereof; provided, however, that we do not express any opinion as to any necessary qualification under the state securities or “blue sky” laws of the various jurisdictions in which the Securities are being offered by the Placement Agents or any approval of the underwriting terms and arrangements relating to the offering of the Securities by the Financial Industry Regulatory Authority, Inc.

E-1-1

11. The execution and delivery of the Equity Distribution Agreement, the Company’s sale of the Securities thereunder, and the Operating Partnership’s related sale of the New Units to the Company pursuant to the OP Agreement do not, and if the Company and the Operating Partnership were now to perform their other respective obligations under the Equity Distribution Agreement, such performance would not, result in any:

a. violation of the Operating Partnership’s certificate of limited partnership or the OP Agreement or the similar governing instruments of Asset I;

b. violation of any existing federal or state constitution, statute, regulation, rule, order, or law which, based upon our experience, we know to be applicable to the Company, the Operating Partnership, Asset I, or their respective assets (except for state or foreign securities laws, as to which we express no opinion);

c. breach of or default under any agreements or other documents filed as exhibits pursuant to subsections 1, 2, or 4 of Item 601 of Regulation S-K to the Registration Statement or subsection 10 of Item 601 of Regulation S-K to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, or Current Reports on Form 8-K since the date of such Annual Report, to which the Company, the Operating Partnership, and/or a Significant Subsidiary is a party or by which the Company, the Operating Partnership, a Significant Subsidiary, or their respective assets are bound, or a breach of or default under provisions in such agreements or documents giving preemptive rights to holders of Common Stock;

d. creation or imposition of a contractual lien or security interest in, on or against the Company’s, the Operating Partnership’s, or Asset I’s assets under any agreements or documents specified in clause (c) above; or

e. violation of any judicial or administrative decree, writ, judgment, or order to which, to our knowledge, the Company, the Operating Partnership, Asset I, or their respective assets are subject.

12. The Registration Statement is effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated, pending, or threatened by the Commission. The Prospectus has been filed with the Commission within the time period required by Rule 424 under the Securities Act.

13. The Registration Statement, at the time of effectiveness of the Registration Statement for purposes of Section 11 of the Securities Act, as such section applies to the Placement Agents, and the Prospectus, as of its date (and other than the financial statements, notes and schedules, and other financial information included or incorporated by reference therein, as to which we express no opinion), complied as to form in all material respects with the requirements of the Securities Act.

14. The documents (other than the financial statements, notes and schedules, and other financial information included therein, as to which we express no opinion) incorporated by reference in the Registration Statement and the Prospectus, at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended.

15. To our knowledge, there are no legal or governmental proceedings pending or threatened against any of the Invesco Entities which are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein.

E-1-2

EXHIBIT E-2

Form of Opinion of Company Maryland Counsel

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The Company has the corporate power to own its properties and conduct its business in all material respects as described in the Prospectus under the captions “Prospectus Supplement Summary – Our Company” and “Invesco Mortgage Capital Inc.,” and to execute and deliver the Agreement and the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”) and to consummate the transactions contemplated thereby under the laws of the State of Maryland.

3. The execution, delivery and performance by the Company of the Agreement and the Partnership Agreement have been duly authorized by all necessary corporate action on the part of the Company.

4. Each of the Agreement and the Partnership Agreement has been duly executed and delivered by the Company.

5. The issuance of the Securities has been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Resolutions, the Corporate Proceedings and the Agreement, the Securities will be validly issued, fully paid and nonassessable and will conform, in all material respects, to the descriptions thereof contained in the Prospectus under the caption “Description of Capital Stock.” No holder of the Securities to be delivered on the Settlement Date (as defined in the Agreement) is or will be subject to personal liability for any debt or obligation of the Company solely by reason of being such a holder.

6. The Company has an authorized capitalization as set forth in the Prospectus under the caption “Description of Capital Stock”. The sale and issuance of the Securities are not subject to any preemptive or similar rights arising under the Charter, the Bylaws or the Maryland General Corporation Law.

7. None of the issuance and sale of the Securities, the purchase by the Company of the Company OP Units (as defined in the Agreement), or the execution, delivery or performance by the Company of the Agreement will conflict with or result in a breach or violation of (a) the Charter or Bylaws, (b) any Maryland statute, rule or regulation, or (c) based solely on the Officer’s Certificate, any order of any governmental agency or body of the State of Maryland having jurisdiction over the Company or any of its properties.

8. No consent, approval, authorization or order of, or filing with, any Maryland court or governmental agency or body having jurisdiction over the Company is required for (a) the execution of the Agreement or consummation of the transactions contemplated by the Agreement in connection with the offering, issuance and sale of the Securities by the Company and (b) the purchase by the Company of the Company OP Units, except such as have been obtained or made, if any (other than any consent, approval, authorization, order or filing in connection with the securities laws of the State of Maryland, as to which no opinion is expressed hereby).

9. The information in the Prospectus under the captions “Description of Capital Stock” and “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws,” and in Part II of the Registration Statement under the caption “Item 15. Indemnification of Directors and Officers.” as of the date of the Prospectus Supplement and the date hereof, insofar as such information purports to summarize the Charter, the Bylaws or Maryland law, is accurate in all material respects.

E-2-1

EXHIBIT E-3

Form of Tax Opinion of Company Counsel

1. Commencing with its taxable year ended December 31, 2009, the Company has been organized, and has operated, in conformity with the requirements for qualification and taxation of the Company as a REIT under the Code, and the present and proposed method of operation (as described in the Registration Statement, the Prospectus, and the Officer’s Certificate) of the Company will permit the Company to continue to so qualify.

2. Although it does not purport to discuss all possible U.S. federal income tax consequences of the ownership and disposition of the Common Stock, the discussion set forth in the Registration Statement and the Prospectus under the heading “U.S. Federal Income Tax Considerations,” though general in nature, constitutes, in all material respects, a fair and accurate summary of the material U.S. federal income tax consequences of the ownership and disposition of the Common Stock, subject to the limitations and qualifications set forth therein.

E-3-1

EXHIBIT F

Form of Opinion of Manager Counsel

1. The Manager is a corporation validly existing and in good standing under the laws of the State of Delaware. The Manager has the corporate power and authority to conduct its business and own, lease and operate its properties as described in the Prospectus and to execute and deliver the Equity Distribution Agreement and to consummate the transactions contemplated thereby, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction set forth on Schedule A hereto, which we have been advised by the Manager reflects the primary jurisdictions in which the Manager provides services to the Company.

2. To our knowledge, the Manager is not in violation of any term or provision of its organizational documents, and is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under or give the holder of any indebtedness or a person acting on such holder’s behalf the right to require the repurchase, redemption or repayment of all or any part of such indebtedness under) any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other material agreement or instrument, except such violations, breaches or defaults that individually or in the aggregate could not be reasonably expected to have a Material Adverse Effect.

3. The execution and delivery of the Equity Distribution Agreement and the performance of the obligations set forth therein by the Manager does not, and if the Manager was now to perform its obligations under such agreement would not, result in any:

(a) violation of the Manager’s articles of incorporation or bylaws;

(b) breach of or default under the Management Agreement;

(c) creation or imposition of a contractual lien or security interest in, on or against the Manager’s or its subsidiaries’ assets under the Management Agreement;

(d) violation of any existing federal or state constitution, statute, regulation, rule, order, or law which, based upon our experience, we know to be applicable to the Manager or its assets (except for state or foreign securities or “blue sky” laws, as to which we express no opinion); or

(e) violation of any judicial or administrative decree, writ, judgment or order to which, to our knowledge the Manager or its assets are subject.

4. The Equity Distribution Agreement has been duly authorized, executed and delivered by the Manager.

5. The Manager is not prohibited by the Investment Advisers Act or the rules and regulations thereunder, from performing its obligations under the Management Agreement as described in the Registration Statement and the Prospectus.

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EXHIBIT G-1

INVESCO MORTGAGE CAPITAL, INC.

OFFICERS’ CERTIFICATE

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Invesco Mortgage Capital Inc., a Maryland corporation (the “Company”), pursuant to Section 7(a)(15) of the Equity Distribution Agreement, dated as of August 9, 2024 (the “Equity Distribution Agreement”), by and among the Company, IAS Operating Partnership LP (the “Operating Partnership”), Invesco Advisers, Inc. (the “Manager”), BTIG, LLC. Citizens JMP Securities, LLC and JonesTrading Institutional Services LLC (together, the “Placement Agents”), hereby certify that they are authorized to execute this Officers’ Certificate in the name and on behalf of the Company. Each of the undersigned also hereby certifies, in his capacity as an officer of the Company, that:

(i) the representations and warranties of the Company and the Operating Partnership in the Equity Distribution Agreement are true and correct as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date;

(ii) each of the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Equity Distribution Agreement at or prior to the date hereof;

(iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of his knowledge and after reasonable investigation, are contemplated by the Commission; and

(iv) subsequent to the date of the most recent financial statements incorporated by reference in the Prospectus Supplement, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the Prospectus.

Each of Alston & Bird LLP, counsel to the Company and the Operating Partnership and special counsel to the Manager, Venable LLP, special Maryland counsel to the Company, and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Placement Agents, is entitled to rely upon this certificate in connection with any opinions given by such firms pursuant to Section 7(a)(16) of the Equity Distribution Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Equity Distribution Agreement.

[Signature page follows]

G-1-1

IN WITNESS WHEREOF, we have hereunto set our hands as of the date first written above.

By:
Name:	John M. Anzalone
Title:	Chief Executive Officer

By:
Name:	R. Lee Phegley, Jr.
Title:	Chief Financial Officer

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EXHIBIT G-2

INVESCO ADVISERS, INC.

OFFICERS’ CERTIFICATE

The undersigned, the Senior Vice President and Secretary of Invesco Advisers, Inc., a Delaware corporation (the “Manager”), pursuant to Section 7(b)(2) of the Equity Distribution Agreement, dated August 9, 2024 (the “Equity Distribution Agreement”), by and among the Manager, Invesco Mortgage Capital Inc. (the “Company”), IAS Operating Partnership LP (the “Operating Partnership”), BTIG, LLC, Citizens JMP Securities, LLC and JonesTrading Institutional Services LLC (together, the “Placement Agents”), providing for the sale by the Company to the Placement Agents of up to 18,000,000 shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”), hereby certify that they are authorized to execute this certificate in the name and on behalf of the Manager. Each of the undersigned, in his capacity as an officer of Manager, also hereby certifies that:

1.	the representations and warranties of the Manager in the Equity Distribution Agreement are true and correct as of the date hereof; and

2.	the Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Equity Distribution Agreement at or prior to the date hereof.

Each of Alston & Bird LLP, counsel to the Company and special counsel to the Operating Partnership and the Manager, Venable LLP, special Maryland counsel to the Company, and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Placement Agents, is entitled to rely upon this certificate in connection with any opinions given by such firms pursuant to Section 7(a)(16) of the Equity Distribution Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Equity Distribution Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, we have hereunto set our hands as of the date first written above.

By:
Name:
Title:	Senior Vice President

By:
Name:
Title:	Secretary

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EXHIBIT H

CHIEF FINANCIAL OFFICER’S CERTIFICATE

The undersigned, the Chief Financial Officer of Invesco Mortgage Capital Inc., a Maryland corporation (the “Company”), pursuant to Section 7(a)(18) of the Equity Distribution Agreement, dated August 9, 2024, (the “Equity Distribution Agreement”), by and among the Company, IAS Operating Partnership LP, Invesco Advisers, Inc., BTIG, LLC, Citizens JMP Securities, LLC and JonesTrading Institutional Services LLC (together, the “Placement Agents”), hereby certifies on behalf of the Company as follows:

(i)

I am the duly elected, qualified and acting Chief Financial Officer of the Company, and I am providing this certificate based on my examination of the internal accounting books and records of the Company.

(ii)	I am authorized to execute this certificate in the name and on behalf of the Company.

(iii)

I am knowledgeable with respect to the internal accounting records and internal accounting practices, policies, procedures and controls of the Company and its subsidiaries and have responsibility for financial and accounting matters with respect to the Company and its subsidiaries, including, among other things: (i) preparing quarterly and annual financial statements and related disclosures for the Company in conformity with generally accepted accounting principles in the United States and (ii) maintaining adequate internal control over financial reporting.

(iv)

I have read and am familiar with, and been actively involved in the preparation of the disclosure, financial and other data (including the financial statements) of the Company included and incorporated by reference in the Registration Statement and Prospectus Supplement.

(v)

I have overseen the preparation of and reviewed the disclosure, financial and other data circles on the attached Schedule I included and incorporated by reference in the Registration Statement and Prospectus Supplement (collectively, the “Circled Information”), and to the best of my knowledge and belief, such Circled Information, as of the date hereof, (i) matches or is accurately derived from the applicable internal accounting or financial records of the Company, (ii) was prepared in good faith by the Company, (iii) fairly presents in all material respects the matters which it purports to present for the periods indicated and (iv) is true and complete in all material respects.

(vi)

In connection with the preparation of and review of the Circled Information on Schedule I, I have made such review and inquiries as I have deemed necessary to confirm the accuracy and completeness of such disclosure, financial and other data. In the course of such reviews and inquiries, nothing has come to my attention that has caused me to believe that the Circled Information is not accurately derived from the Company’s accounting books and, records, or that such Circled Information does not fairly and accurately state the information presented therein.

This certificate is being furnished to the Placement Agents to assist in conducting and documenting their investigation of the Company in connection with the at-the-market offering of the Securities. Each of Alston & Bird LLP, counsel to the Company, and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Placement Agents, is entitled to rely on this certificate in connection with the opinions that each firm is rendering pursuant to 7(a)(16) of the Equity Distribution Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Equity Distribution Agreement.

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IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

By:
Name:	R. Lee Phegley, Jr.
Title:	Chief Financial Officer

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